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                                                                     EXHIBIT 11

                            USA WASTE SERVICES, INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                    Three Months Ended June 30,     Six Months Ended June 30,
                                                                    ---------------------------     --------------------------
                                                                       1997           1996             1997            1996
                                                                    -----------    ------------     ------------    ----------
                                                                                   (restated)                       (restated)
Primary
      Net income (loss)                                                $  72,282      $  (2,068)     $ 121,409      $  25,584
      Interest on 4% convertible subordinated notes, net of
        taxes (2)                                                          3,203             --          5,033             --
                                                                       ---------      ---------      ---------      ---------
         Net income (loss) - primary                                   $  75,485      $  (2,068)     $ 126,442      $  25,584
                                                                       =========      =========      =========      =========

      Number of common shares outstanding                                160,679        134,312        160,679        134,312
      Effect of using weighted average common shares outstanding          (2,682)        (1,425)        (7,034)        (3,221)
      Common stock equivalents:
         Common stock options and warrants (1)                             4,523             --          4,507          4,699
         4% Convertible subordinated notes (2)                            12,288             --          9,709             --
                                                                       ---------      ---------      ---------      ---------
           Total                                                         174,808        132,887        167,861        135,790
                                                                       =========      =========      =========      =========

           Primary earnings (loss) per common share                    $    0.43      $   (0.02)     $    0.75      $    0.19
                                                                       =========      =========      =========      =========


Fully diluted
      Net income (loss)                                                $  72,282      $  (2,068)     $ 121,409      $  25,584
      Interest on 4% convertible subordinated notes, net of
        taxes (2)                                                          3,203             --          5,033             --
      Interest on 5% convertible subordinated debentures,
        net of taxes (3)                                                     860             --          1,710             --
                                                                       ---------      ---------      ---------      ---------
         Net income (loss) - fully diluted                             $  76,345      $  (2,068)     $ 128,152      $  25,584
                                                                       =========      =========      =========      =========

      Number of common shares outstanding                                160,679        134,312        160,679        134,312
      Effect of using weighted average common shares outstanding          (2,682)        (1,425)        (7,034)        (3,221)
      Common stock equivalents:
         Common stock options and warrants (1)                             4,733             --          4,579          4,983
         4% Convertible subordinated notes (2)                            12,288             --          9,709             --
      5% Convertible subordinated debentures (3)                           4,062             --          4,062             --
                                                                       ---------      ---------      ---------      ---------
           Total                                                         179,080        132,887        171,995        136,074
                                                                       =========      =========      =========      =========

           Fully diluted earnings (loss) per common share              $    0.43      $   (0.02)     $    0.75      $    0.19
                                                                       =========      =========      =========      =========

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(1)  The dilutive impact of common stock options and warrants were determined based on the "Treasury Stock Method," as set forth in Accounting Principles Board Opinion No. 15. For the three months ended June 30, 1996, common stock equivalents from common stock options and warrants of 6,078,000 and 6,252,000 were not included in the primary and fully diluted earnings per share calculation, respectively, due to their antidilutive nature for this period.

(2) In accordance with Accounting Principles Board Opinion No. 15, convertible subordinated notes that are deemed to be common stock equivalents are considered in computing both primary and fully diluted earnings per common share if inclusion of such convertible subordinated notes is dilutive based on the "If-Converted Method." The Company's 4% convertible subordinated notes, issued February 7, 1997, are considered to be common stock equivalents based upon the yield test at the time of issuance. The 4% convertible subordinated notes are dilutive for both primary and fully diluted earnings per common share for the three and six months ended June 30, 1997.

(3) In accordance with Accounting Principles Board Opinion No. 15, convertible subordinated debentures are considered in computing fully diluted earnings per common share if inclusion of such convertible subordinated debentures is dilutive based on the "If-Converted Method." The Company's 5% convertible subordinated debentures, issued March 4, 1996, are dilutive for the three and six months ended June 30, 1997, however are antidilutive for the three and six months ended June 30, 1996.



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